EXHIBIT 99-1





                   SECURITIES AND EXCHANGE COMMISSION
                        Washington, D. C.  20549

                                FORM 11-K
                              ANNUAL REPORT

                    Pursuant to Section 15(d) of the
                         Securities Act of 1934


               For the fiscal year ended December 31, 1998




                New York State Electric & Gas Corporation
            Tax Deferred Savings Plan for Salaried Employees
        --------------------------------------------------------
                        (Full title of the plan)




                         Energy East Corporation
        --------------------------------------------------------
      (Name of issuer of the securities held pursuant to the plan)




              P. O. Box 12904, Albany, New York  12212-2904
        --------------------------------------------------------
                 (Address of principal executive office)

                           REQUIRED INFORMATION

The Tax Deferred Savings Plan for Salaried Employees ("Plan") is subject to the Employee Retirement Income Security Act of 1974 ("ERISA"). Therefore, in lieu of the requirements of Items 1-3 of Form 11-K, the financial statements and schedules of the Plan for the two fiscal years ended December 31, 1998 and 1997, which have been prepared in accordance with the financial reporting requirements of ERISA, are attached hereto as Appendix 1 and incorporated herein by reference.



                              SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Committee to administer the Tax Deferred Savings Plan for Salaried Employees has duly caused this Annual Report to be signed by the undersigned hereunto duly authorized.


New York State Electric & Gas Corporation Tax
Deferred Savings Plan for Salaried Employees





By           Richard R. Benson                    March 18, 1999
             Richard R. Benson
             Committee Member




By           Gerald E. Putman                      March 18, 1999
             Gerald E. Putman
             Committee Member




By           Sherwood J. Rafferty                  March 18, 1999
             Sherwood J. Rafferty
             Committee Member

                               APPENDIX 1

                NEW YORK STATE ELECTRIC & GAS CORPORATION
            TAX DEFERRED SAVINGS PLAN FOR SALARIED EMPLOYEES


                     FINANCIAL STATEMENTS AS OF AND
             FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997,
           SUPPLEMENTAL SCHEDULES AS OF AND FOR THE YEAR ENDED
       DECEMBER 31, 1998 AND REPORT OF THE INDEPENDENT ACCOUNTANTS

                   New York State Electric & Gas Corporation
               Tax Deferred Savings Plan for Salaried Employees

                          Year ended December 31, 1998


                                     INDEX


Report of Independent Accountants.......................................   1
Statement of Net Assets Available for Benefits, With Fund
  Information--December 31, 1998.........................................  3
Statement of Net Assets Available for Benefits, With Fund
  Information--December 31, 1997.........................................  5
Statement of Changes in Net Assets Available for Benefits, With
  Fund Information--Year ended December 31, 1998.........................  7
Statement of Changes in Net Assets Available for Benefits, With
  Fund Information--Year ended December 31, 1997.........................  9
Notes to Financial Statements ........................................... 11
Line 27a - Schedule of Assets Held for Investment Purposes--
  December 31, 1998...................................................... 15
Line 27d - Schedule of Reportable Transactions--Year ended
  December 31, 1998 ..................................................... 16
Consent of Independent Accountants ...................................... 17

                  REPORT OF INDEPENDENT ACCOUNTANTS

New York State Electric & Gas Corporation
Tax Deferred Savings Plan for Salaried Employees
  Administrative Committee


In our opinion, the accompanying statements of net assets available for benefits and the related statements of changes in net assets available for benefits present fairly, in all material respects, the net assets available for benefits of New York State Electric & Gas Corporation Tax Deferred Savings Plan for Salaried Employees as of December 31, 1998 and 1997, and the changes in net assets available for benefits for the years then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying supplemental schedules of assets held for investment purposes as of December 31, 1998, and reportable transactions for the year ended December 31, 1998, are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The Fund Information in the statements of net assets available for benefits and the statements of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the net assets available for benefits and changes in net assets available for benefits of each fund. The supplemental schedules and Fund Information have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

The schedule of assets held for investment purposes that accompanies the Plan's financial statements does not disclose the historical cost of certain plan assets held by the Plan trustee. Disclosure of this information is required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974.




                                    PricewaterhouseCoopers LLP

Syracuse, New York
February 12, 1999

                  New York State Electric & Gas Corporation
               Tax Deferred Savings Plan for Salaried Employees
    Statement of Net Assets Available for Benefits, With Fund Information
                              December 31, 1998


                                             Fund Information
                              ------------------------------------------------------
                                Capital                  Government      Money
                              Appreciation    Equity     Obligation      Market        Stock
                                 Fund          Fund         Fund         Fund          Fund
                              ------------------------------------------------------
Assets
Investments:
  Guaranteed investment contract        -             -            -             -             -
  Common stock of Energy East
    Corporation                         -             -            -             -        $49,599,387
  Other                       $56,039,832   $50,621,489   $5,367,247   $10,932,803        -

Loans to participants                   -             -            -             -             -
                              ------------------------------------------------------
Net assets available for benefits  $56,039,832   $50,621,489   $5,367,247   $10,932,803   $49,599,387
                              ======================================================




                                             Fund Information
                              ------------------------------------------------------
                                                            Guaranteed               OTC and
                              Investment                    Emerging     Internat'l
                               Contract        Income        Growth       Growth
                                 Fund           Fund          Fund         Fund        Subtotal
                              ------------------------------------------------------
Assets
Investments:
  Guaranteed investment contract        -             -            -             -             -
  Common stock of Energy East
    Corporation                         -             -            -             -        $49,599,387
  Other                            -           $430,403   $1,097,996      $303,765   124,793,535

Loans to participants                   -             -            -             -             -
                              ------------------------------------------------------
Net assets available for benefits       -           $430,403   $1,097,996      $303,765  $174,392,922
                              ======================================================

See notes to financial statements.

                  New York State Electric & Gas Corporation
               Tax Deferred Savings Plan for Salaried Employees
Statement of Net Assets Available for Benefits, With Fund Information (Continued)
                              December 31, 1998


                                             Fund Information
                              ------------------------------------------------------
                                                           Asset        Asset
                               Subtotal       Global     Allocation   Allocation
                               Brought        Growth       Growth      Balanced
                               Forward         Fund         Fund       Portfolio
                              ------------------------------------------------------
Assets
Investments:
  Guaranteed investment contract         -            -            -             -
  Common stock of Energy East
    Corporation                     $49,599,387       -            -             -
  Other                        124,793,535   $8,029,698   $4,340,825    $3,455,910

Loans to participants                    -            -            -             -
                              ------------------------------------------------------
Net assets available for benefits  $174,392,922   $8,029,698   $4,340,825    $3,455,910
                              ======================================================




                                             Fund Information
                              ------------------------------------------------------
                                 Asset
                               Allocation
                              Conservative     Loan         Total
                               Portfolio       Fund         1998
                              ------------------------------------------------------
Assets
Investments:
  Guaranteed investment contract        -           -              -
  Common stock of Energy East
    Corporation                         -           -         $49,599,387
  Other                        $1,750,472      -         142,370,440
  Loans to participants                 -       $3,545,557      3,545,557
                              ------------------------------------------------------
Net assets available for benefits   $1,750,472  $3,545,557   $195,515,384
                              ======================================================



See notes to financial statements.

                  New York State Electric & Gas Corporation
               Tax Deferred Savings Plan for Salaried Employees
    Statement of Net Assets Available for Benefits, With Fund Information
                              December 31, 1997


                                             Fund Information
                              ------------------------------------------------------

                                Capital                  Government      Money
                              Appreciation    Equity     Obligation      Market
                                 Fund          Fund         Fund         Fund
                              ------------------------------------------------------
Assets
Investments:
  Guaranteed investment contract         -            -            -             -

  Common stock of New York State
    Electric & Gas Corporation           -            -            -             -
  Other                        $41,440,213  $43,729,849   $3,678,710    $7,395,876
Loans to participants                    -            -            -             -
                              ------------------------------------------------------
Net assets available for benefits   $41,440,213  $43,729,849   $3,678,710    $7,395,876
                              ======================================================




                                             Fund Information
                              ------------------------------------------------------
                                            Guaranteed
                                Company     Investment
                                 Stock       Contract
                                 Fund          Fund        Subtotal
                              ------------------------------------------------------
Assets
Investments:
  Guaranteed investment contract        -       $1,136,289     $1,136,289
  Common stock of New York State
    Electric & Gas Corporation     $36,165,704      -         $36,165,704
  Other                            -           -          96,244,648
Loans to participants                   -           -              -
                              ------------------------------------------------------
Net assets available for benefits  $36,165,704  $1,136,289   $133,546,641
                              ======================================================




See notes to financial statements.

                  New York State Electric & Gas Corporation
               Tax Deferred Savings Plan for Salaried Employees
Statement of Net Assets Available for Benefits, With Fund Information (Continued)
                              December 31, 1997


                                             Fund Information
                              ------------------------------------------------------
                                                           Asset        Asset
                               Subtotal       Global     Allocation   Allocation
                               Brought        Growth       Growth      Balanced
                               Forward         Fund      Portfolio     Portfolio
                              ------------------------------------------------------
Assets
Investments:
  Guaranteed investment contract     $1,136,289       -            -             -
  Common stock of New York State
    Electric & Gas Corporation       36,165,704       -            -             -
  Other                         96,244,648   $5,189,049   $3,482,023    $2,846,368
Loans to participants
                              ------------------------------------------------------
Net assets available for benefits  $133,546,641   $5,189,049   $3,482,023    $2,846,368
                              ======================================================




                                             Fund Information
                              ------------------------------------------------------
                                 Asset
                               Allocation
                              Conservative     Loan
                               Portfolio       Fund         Total
                              ------------------------------------------------------
Assets
Investments:
  Guaranteed investment contract        -           -          $1,136,289
  Common stock of New York State
    Electric & Gas Corporation          -           -          36,165,704
  Other                        $1,289,429      -         109,051,517
Loans to participants                   -       $3,458,357      3,458,357
                              ------------------------------------------------------
Net assets available for benefits   $1,289,429  $3,458,357   $149,811,867
                              ======================================================

See notes to financial statements.

                  New York State Electric & Gas Corporation
               Tax Deferred Savings Plan for Salaried Employees
Statement of Changes in Net Assets Available for Benefits, With Fund Information
                         Year ended December 31, 1998
                                             Fund Information
                              ------------------------------------------------------
                              Capital                     Government      Money
                              Appreciation     Equity     Obligation      Market         Stock
                              Fund              Fund         Fund         Fund           Fund
                              ------------------------------------------------------------------
Additions
Investment income:
  Net appreciation (depreciation) in fair
    value of investments             6,802,982    $2,125,120      $5,730          $91     $19,341,372

  Dividends:
    Energy East Corporation                  -             -           -            -            1,408,725
    Other                       3,771,707     4,496,511     276,987      428,143          -
  Interest on investments                   -             -           -            -                -
  Interest on loans to participants              -             -           -            -                -
                              -------------------------------------------------------------------
                               10,574,689     6,621,631     282,717      428,234      20,750,097
Contributions:
  Employer                             -             -           -            -             1,091,528
  Employee                           3,179,553     2,270,505     247,770      318,063       1,432,604
Transfers from (to) other qualified plans          5,329           637      -           (53,654)           (448)
Interfund transfers, net                  2,630,372      (227,237)  1,418,123    3,576,071      (8,940,181)
                              ------------------------------------------------------------------
               Total additions           16,389,943     8,665,536   1,948,610    4,268,714      14,333,600
Deductions
  Withdrawal benefits - stock                -             -           -            -              894,168
  Withdrawal benefits - cash              1,787,643     1,770,836     259,865      730,866          -
  Administrative fees                         2,681         3,060         208          921           5,749
                              -------------------------------------------------------------------
               Total deductions           1,790,324     1,773,896     260,073      731,787         899,917
                              -------------------------------------------------------------------
Net increase (decrease)             14,599,619     6,891,640   1,688,537    3,536,927      13,433,683
Net assets available for benefits
  at beginning of year              41,440,213    43,729,849   3,678,710    7,395,876      36,165,704
                              -------------------------------------------------------------------
Net assets available for benefits
  at end of year                   $56,039,832   $50,621,489  $5,367,247  $10,932,803     $49,599,387
                              ===================================================================


                                             Fund Information
                              ------------------------------------------------------
                              Guaranteed                    OTC and
                              Investment                    Emerging    Internat'l
                               Contract        Income        Growth       Growth
                                 Fund           Fund          Fund         Fund        Subtotal
                              -------------------------------------------------------------------
Additions
Investment income:
  Net appreciation (depreciation) in fair
    value of investments                -            ($2,056)   $192,120      $24,529     $28,489,888

  Dividends:
    Energy East Corporation                  -             -           -            -            1,408,725
    Other                          -              5,454      32,972        8,175       9,019,949
  Interest on investments                   $44,532        -           -            -               44,532
  Interest on loans to participants               -             -           -            -               -
                              -------------------------------------------------------------------
                                   44,532         3,398     225,092       32,704      38,963,094
Contributions:
  Employer                              -             -           -            -            1,091,528
  Employee                               6,375         7,177      16,042        5,695       7,483,784
Transfers from (to) other qualified plans        (92,697)       -           -            -             (140,833)
Interfund transfers, net                 (1,094,499)      419,828     856,862      265,366      (1,095,295)
                              -------------------------------------------------------------------
               Total additions           (1,136,289)      430,403   1,097,996      303,765      46,302,278
Deductions
  Withdrawal benefits - stock                -             -           -            -              894,168
  Withdrawal benefits - cash                 -             -           -            -            4,549,210
  Administrative fees                        -             -           -            -               12,619
                              -------------------------------------------------------------------
               Total deductions              -             -           -            -            5,455,997
                              -------------------------------------------------------------------
Net increase (decrease)             (1,136,289)      430,403   1,097,996      303,765      40,846,281
Net assets available for benefits
  at beginning of year               1,136,289        -           -            -          133,546,641
                              -------------------------------------------------------------------
Net assets available for benefits
  at end of year                        -           $430,403  $1,097,996     $303,765    $174,392,922
                              ===================================================================
See notes to financial statements.

                  New York State Electric & Gas Corporation
               Tax Deferred Savings Plan for Salaried Employees
Statement of Changes in Net Assets Available for Benefits, With Fund Information
                   Year ended December 31, 1998 (Continued)
                                             Fund Information
                              ------------------------------------------------------
                                                                     Asset             Asset
                                Subtotal             Global        Allocation        Allocation
                                Brought              Growth          Growth           Balanced
                                Forward               Fund         Portfolio          Portfolio
                              -------------------------------------------------------------------
Additions
Investment income:
  Net appreciation in fair
    value of investments             $28,489,888       $1,369,553         $382,646           $235,950

  Dividends:
    Energy East Corporation                 1,408,725           -                 -                  -
    Other                         9,019,949          229,962          117,265            108,511
  Interest on investments                      44,532           -                 -                  -
  Interest on loans to participants                 -                -                 -                  -
                              -------------------------------------------------------------------
                                 38,963,094        1,599,515          499,911            344,461
Contributions:
  Employer                             1,091,528           -                 -                  -
  Employee                             7,483,784          597,312          350,079            222,211
Transfers from (to) other qualified plans         (140,833)             (11)           -                  -
Interfund transfers, net              (1,095,295)         762,611            80,946            94,888
                              -------------------------------------------------------------------
               Total additions             46,302,278        2,959,427          930,936            661,560
Deductions
  Withdrawal benefits - stock                 894,168           -                 -                  -
  Withdrawal benefits - cash                4,549,210          118,515           71,936             51,869
  Administrative fees                          12,619              263              198                149
                              -------------------------------------------------------------------
               Total deductions             5,455,997          118,778           72,134             52,018
                              -------------------------------------------------------------------
Net increase                          40,846,281        2,840,649          858,802            609,542
Net assets available for benefits
  at beginning of year               133,546,641        5,189,049        3,482,023          2,846,368
                              -------------------------------------------------------------------
Net assets available for benefits
  at end of year                    $174,392,922       $8,029,698       $4,340,825         $3,455,910
                              ===================================================================


                                             Fund Information
                              ------------------------------------------------------
                                 Asset
                              Allocation
                              Conservative            Loan             Total
                              Portfolio               Fund             1998
                              -------------------------------------------------------------------
Additions
Investment income:
  Net appreciation in fair
    value of investments              $53,699               -            $30,531,736

  Dividends:
    Energy East Corporation                   -                  -              1,408,725
    Other                         77,592               -              9,553,279
  Interest on investments                     -                  -                 44,532
  Interest on loans to participants                -               $290,246            290,246
                              -------------------------------------------------------------------
                                 131,291             290,246         41,828,518
Contributions:
  Employer                               -                  -              1,091,528
  Employee                             81,988               -              8,735,374
Transfers from (to) other qualified plans            (4)              -               (140,848)
Interfund transfers, net              260,687            (103,837)             -
                              -------------------------------------------------------------------
               Total additions             473,962             186,409         51,514,572
Deductions
  Withdrawal benefits - stock                 -                  -                894,168
  Withdrawal benefits - cash                12,866              99,209          4,903,605
  Administrative fees                           53               -                 13,282
                              -------------------------------------------------------------------
               Total deductions             12,919              99,209          5,811,055
                              -------------------------------------------------------------------
Net increase                          461,043              87,200         45,703,517
Net assets available for benefits
  at beginning of year              1,289,429           3,458,357        149,811,867
                              -------------------------------------------------------------------
 Net assets available for benefits
  at end of year                   $1,750,472          $3,545,557       $195,515,384
                              ===================================================================
See notes to financial statements.

                  New York State Electric & Gas Corporation
               Tax Deferred Savings Plan for Salaried Employees
Statement of Changes in Net Assets Available for Benefits, With Fund Information
                         Year ended December 31, 1997

                                             Fund Information
                              ------------------------------------------------------
                                Capital                           Government           Money
                              Appreciation         Equity         Obligation           Market
                                 Fund               Fund             Fund              Fund
                              -------------------------------------------------------------------
Additions
Investment income:
  Net appreciation in fair value
    of investments                  $5,617,926       $2,459,893          $68,706              -

  Dividends:
    New York State Electric & Gas Corp.      -                 -                 -                 -
    Other                       2,465,928        5,550,176          207,097            348,024
  Interest on investments                    -                 -                 -                 -
  Interest on loans to participants               -                 -                 -                 -
                              -------------------------------------------------------------------
                                8,083,854        8,010,069          275,803            348,024
Contributions:
  Employer                              -                 -                 -                 -
  Employee                           2,687,983        2,116,803          258,047            344,068
Transfers from (to) other qualified plans         14,498           (4,947)          (3,364)            23,813
Interfund transfers, net               996,029        2,929,148          180,645          1,373,166
                              -------------------------------------------------------------------
               Total additions           11,782,364       13,051,073          711,131          2,089,071
Deductions
  Withdrawal benefits - stock                -                 -                 -                 -
  Withdrawal benefits - cash              1,189,704        1,660,597          135,141          1,079,123
  Administrative fees                         8,491            8,880              732              2,763
                              -------------------------------------------------------------------
               Total deductions           1,198,195        1,669,477          135,873          1,081,886
                              -------------------------------------------------------------------
Net increase                        10,584,169       11,381,596          575,258          1,007,185
Net assets available for benefits
  at beginning of year              30,856,044       32,348,253        3,103,452          6,388,691
                              -------------------------------------------------------------------
 Net assets available for benefits
  at end of year                   $41,440,213      $43,729,849       $3,678,710         $7,395,876
                              ===================================================================


                                             Fund Information
                              ------------------------------------------------------
                                                    Guaranteed
                               Company              Investment
                                Stock                Contract
                                Fund                  Fund               Subtotal
                              -------------------------------------------------------------------
Additions
Investment income:
  Net appreciation in fair value
    of investments                 $15,504,934                -             $23,651,459

  Dividends:
    New York State Electric & Gas Corp.   1,641,724                -               1,641,724
    Other                          -                     -               8,571,225
  Interest on investments                    -                  $49,302               49,302
  Interest on loans to participants               -                     -                   -
                              -------------------------------------------------------------------
                               17,146,658              49,302           33,913,710
Contributions:
  Employer                           1,094,746                -               1,094,746
  Employee                           1,762,035                -               7,168,936
Transfers from (to) other qualified plans          1,685                 997               32,682
Interfund transfers, net            (9,314,999)            (19,516)          (3,855,527)
                              -------------------------------------------------------------------
               Total additions           10,690,125              30,783           38,354,547
Deductions
  Withdrawal benefits - stock               714,762                -                 714,762
  Withdrawal benefits - cash                 -                   14,731            4,079,296
  Administrative fees                        25,910                -                  46,776
                              -------------------------------------------------------------------
               Total deductions             740,672              14,731            4,840,834
                              -------------------------------------------------------------------
Net increase                         9,949,453              16,052           33,513,713
Net assets available for benefits
  at beginning of year              26,216,251           1,120,237          100,032,928
                              -------------------------------------------------------------------
Net assets available for benefits
  at end of year                   $36,165,704          $1,136,289         $133,546,641
                              ===================================================================
See notes to financial statements.

                  New York State Electric & Gas Corporation
               Tax Deferred Savings Plan for Salaried Employees
Statement of Changes in Net Assets Available for Benefits, With Fund Information
                   Year ended December 31, 1997 (Continued)
                                             Fund Information
                              ------------------------------------------------------
                                                                     Asset             Asset
                                Subtotal             Global        Allocation        Allocation
                                Brought              Growth          Growth           Balanced
                                Forward               Fund         Portfolio          Portfolio
                              -------------------------------------------------------------------
Additions
Investment income:
  Net appreciation (depreciation) in fair
    value of investments             $23,651,459        $(468,089)        $181,838            $32,915

  Dividends:
    New York State Electric & Gas Corp.     1,641,724           -                 -                  -
    Other                         8,571,225          935,701          234,107            229,884
  Interest on investments                      49,302           -                 -                  -
  Interest on loans to participants                 -                -                 -                  -
                              -------------------------------------------------------------------
                                 33,913,710          467,612          415,945            262,799
Contributions:
  Employer                             1,094,746           -                 -                  -
  Employee                             7,168,936          543,302          352,280            202,848
Transfers from (to) other qualified plans           32,682              786            -                  -
Interfund transfers, net              (3,855,527)       1,180,810        1,019,038            995,640
                              -------------------------------------------------------------------
               Total additions             38,354,547        2,192,510        1,787,263          1,461,287
Deductions
  Withdrawal benefits - stock                 714,762           -                 -                  -
  Withdrawal benefits - cash                4,079,296           87,601           23,122             13,601
  Administrative fees                          46,776              950              603                441
                              -------------------------------------------------------------------
               Total deductions             4,840,834           88,551           23,725             14,042
                              -------------------------------------------------------------------
Net increase                          33,513,713        2,103,959        1,763,538          1,447,245
Net assets available for benefits
  at beginning of year               100,032,928        3,085,090        1,718,485          1,399,123
                              -------------------------------------------------------------------
 Net assets available for benefits
  at end of year                    $133,546,641       $5,189,049       $3,482,023         $2,846,368
                              ===================================================================


                                             Fund Information
                              ------------------------------------------------------
                                 Asset
                               Allocation
                              Conservative            Loan
                               Portfolio              Fund             Total
                              -------------------------------------------------------------------
Additions
Investment income:
  Net appreciation (depreciation) in fair
    value of investments               $4,223               -            $23,402,346

  Dividends:
    New York State Electric & Gas Corp.       -                  -              1,641,724
    Other                         71,161               -             10,042,078
  Interest on investments                     -                  -                 49,302
  Interest on loans to participants                -               $220,975            220,975
                              -------------------------------------------------------------------
                                  75,384             220,975         35,356,425
Contributions:
  Employer                               -                  -              1,094,746
  Employee                             39,350               -              8,306,716
Transfers from (to) other qualified plans          -                  -                 33,468
Interfund transfers, net              742,127             (82,088)             -
                              -------------------------------------------------------------------
               Total additions             856,861             138,887         44,791,355
Deductions
  Withdrawal benefits - stock                 -                  -                714,762
  Withdrawal benefits - cash                14,914               6,232          4,224,766
  Administrative fees                          127               -                 48,897
                              -------------------------------------------------------------------
               Total deductions             15,041               6,232          4,988,425
                              -------------------------------------------------------------------
Net increase                          841,820             132,655         39,802,930
Net assets available for benefits
  at beginning of year                447,609           3,325,702        110,008,937
                              -------------------------------------------------------------------
 Net assets available for benefits
  at end of year                   $1,289,429          $3,458,357       $149,811,867
                              ===================================================================
See notes to financial statements.

                   New York State Electric & Gas Corporation
              Tax Deferred Savings Plan for Salaried Employees

                         Notes to Financial Statements

                          December 31, 1998 and 1997


1.   DESCRIPTION OF THE SALARIED PLAN

The New York State Electric & Gas Corporation Tax Deferred Savings Plan for Salaried Employees (the Salaried Plan) was established effective January 1, 1985 to provide for before-tax contributions in accordance with Internal Revenue Code (Code) Section 401(k).

As part of a corporate reorganization, on May 1, 1998, Energy East Corporation (Energy East) became the parent corporation of New York State Electric & Gas Corporation (company) pursuant to an Agreement and Plan of Share Exchange. Each share of the company's outstanding common stock was exchanged for a share of Energy East's common stock. Energy East is a holding company with energy delivery, products and services subsidiaries with operations in New York, Massachusetts, Maine, New Hampshire, Vermont, and New Jersey. Energy East, through its subsidiaries, delivers electricity and natural gas to retail customers and provides electricity, natural gas and energy management and other services to retail and wholesale customers in the Northeast.

The Salaried Plan is for the company's non-union employees as well as the non-union employees of those members of the Energy East group of corporations that participate under the Salaried Plan's provisions.

During 1998 Energy East agreed to sell the coal-fired generation assets of one of its subsidiaries. The sale of the Homer City generation assets has been completed and the sale of the remaining coal-fired generation assets will be completed in several weeks. In connection with the sale of the remaining coal-fired generation assets, net assets of the Salaried Plan related to affected employees will be transferred to another plan, distributed to the participant, or remain in the Salaried Plan.

2.   SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements are prepared on an accrual basis and in conformity with generally accepted accounting principles, which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of additions and deductions during the reporting period. Actual results could differ from those estimates.

Investments

Investments consisting of publicly traded Energy East common stock in 1998, company common stock in 1997, and various Putnam investment vehicles are carried at current value using the closing market price on the last business day of the year.

The guaranteed investment contract is valued at contract value (which

                  New York State Electric & Gas Corporation
              Tax Deferred Savings Plan for Salaried Employees

                        Notes to Financial Statements

                         December 31, 1998 and 1997

2.   SIGNIFICANT ACCOUNTING POLICIES (Continued)

Investments  (Continued)

approximates fair market value) and represents contributions plus interest thereon at the contract rate less withdrawals and fees. The Salaried Plan presents, in the statement of changes in net assets available for benefits, the net appreciation (depreciation) in the fair value of its investments which consists of the realized gains and losses and the unrealized appreciation (depreciation) on those investments.

Contributions

Contributions to the Salaried Plan are allocated to participant accounts. Participants have full and immediate vesting rights in employee and employer contributions, investment earnings and other amounts allocated to their accounts. An employee not covered by a collective bargaining agreement may become a participant in the Salaried Plan as of the first day of any calendar month that commences after the completion of the employee's first 30 days of employment.

Employee contributions, with certain exceptions, range from 1% to 15% of the participant's base compensation and may include overtime pay.
Effective January 1, 1999, the Salaried Plan employee contribution limit increased to 20%. Subject to limitations stipulated by the Code, a participant's total contribution could not exceed $10,000 per year in 1998 and $9,500 per year in 1997.

The company contributed solely to the Stock Fund (successor to the Company Stock Fund) in 1998 and 1997, an amount equivalent to 25% of the participant's contributions to any fund (up to 1.5% of the participant's annual base compensation as of the first day of the year).

Benefit Payments

On termination of service a participant may elect either a lump sum amount equal to the value of the participant's interest in his or her account, or installments over a period permissible under the Code. Distributions from all funds, except the Stock Fund, are made in cash. Distributions from the Stock Fund are made in either whole shares of Energy East common stock or in cash, as specified by the participant and subject to approval by the Salaried Plan's administrative committee.

As of December 31, 1998, plan assets include $40,354,189 in amounts allocated to participants who have withdrawn from the Salaried Plan, due to termination, retirement or disability but for which disbursement of funds has not yet occurred.

Loans

Participants may, under certain circumstances, borrow against their account

                  New York State Electric & Gas Corporation
              Tax Deferred Savings Plan for Salaried Employees

                        Notes to Financial Statements

                         December 31, 1998 and 1997


2.   SIGNIFICANT ACCOUNTING POLICIES (Continued)

Loans (Continued)

balances. The principal amount of the loan is subject to certain limitations as defined in the Salaried Plan document. The term of the loan may not exceed five years, and the interest rate established by the Salaried Plan's administrative committee provides the Salaried Plan with a return commensurate with the interest rate charged by persons in the business of lending money for loans which would be made under similar circumstances. Interest rates range from 6.5% to 10.5%. The loan must be repaid by payroll deductions over the term of the loan. Loan payments are credited to an applicable fund based upon the participant's election. If a participant's employment terminates for any reason, the loan will become immediately due and payable.

Risks and Uncertainties

The Salaried Plan provides for various investment options in any combination of stocks and mutual funds. Investment securities are exposed to various risks, such as interest rate, market, and credit. Due to the level of risk associated with certain investment securities, it is at least reasonably possible that changes in risks in the near term would materially affect participant's account balances and the amounts reported in the statement of net assets available for benefits and the statement of changes in net assets available for benefits.

Plan Termination

Although the company has not expressed any intent to terminate the Salaried Plan, it has the right to discontinue contributions at any time and terminate the Salaried Plan. In the event of termination of the Salaried Plan, the net assets of the Salaried Plan are set aside, first for payment of all Salaried Plan expenses and, second, for distribution to the participants, based upon the balances in their individual accounts.

3.   INVESTMENTS

Contributions by the participants are invested, at the election of the participant, in one or a combination of the following twelve funds as described by the Salaried Plan administrator:(1) the Capital Appreciation Fund, which invests in a mutual fund consisting primarily of common stock;
(2) the Equity Fund, which invests in a mutual fund consisting primarily of common stock; (3) the Government Obligation Fund, which invests in a mutual fund consisting of securities that are backed by the full faith and credit of the United States Government; (4) the Money Market Fund, which invests in a mutual fund consisting of money market instruments; (5) the Stock Fund, consisting of common stock of Energy East; (6) the Income Fund,

                  New York State Electric & Gas Corporation
              Tax Deferred Savings Plan for Salaried Employees

                        Notes to Financial Statements

                         December 31, 1998 and 1997


3.   INVESTMENTS (Continued)

which invests in a mutual fund consisting of debt securities, including both government and corporate obligations, preferred stocks and dividend-paying common stocks; (7) the OTC and Emerging Growth Fund, which invests in a mutual fund consisting mainly of common stocks traded in the over-the-counter market and common stocks of "emerging growth" companies listed on designated securities exchanges; (8) the International Growth Fund, which invests in a mutual fund primarily of equity securities of companies located in a country other than the United States; (9) the Global Growth Fund, which invests in a mutual fund consisting primarily of U.S. and international common stocks; or (10) the three Asset Allocation funds, consisting primarily of equity and fixed income securities. Effective January 1, 1992, the Guaranteed Investment Contract Fund did not accept any new investments. Prior to November 18, 1988, the Guaranteed Investment Contract Fund consisted of investments in insurance contracts that guaranteed an effective annual rate of interest through a specified period, and effective November 18, 1988, included investments in securities and other obligations issued by any company that guaranteed an effective annual rate of interest through a specified period.

All funds of the Salaried Plan, with the exception of the Stock Fund, invest in mutual funds of Putnam Mutual Funds, a subsidiary of Putnam Investments, Inc., which represents a concentration of risk.

Individual investments which represent 5% or more of the net assets available for benefits as of December 31, 1998 are as follows:

     Putnam Voyager Fund (Capital Appreciation)     $56,039,832
     Putnam Fund for Growth and Income (Equity)      50,621,489
     Putnam Money Market Fund (Money Market)         10,932,803
     Energy East Common Stock (Stock Fund)           49,599,387

4.   INCOME TAX STATUS

The company has received a determination letter from the Internal Revenue Service dated March 24, 1995, that the Salaried Plan qualifies as a tax deferred savings plan under Sections 401(a) and 401(k) of the Code. The Salaried Plan has been amended subsequent to the receipt of the latest determination letter. However, the Salaried Plan's administrator believes that the Salaried Plan is designed and currently being operated in compliance with the applicable requirements of the Code.

5.   TRANSACTIONS WITH PARTIES-IN-INTEREST

All administrative fees are paid by the participants in the Salaried Plan. Audit and legal fees are paid by the company.

                  New York State Electric & Gas Corporation
              Tax Deferred Savings Plan for Salaried Employees

        Line 27a - Schedule of Assets Held for Investment Purposes

                              December 31, 1998


                                       Balance Held at                Market
Name of Issuer and Title of Issue        End of Year       Cost **     Value
------------------------------------------------------------------------------
Capital Appreciation Fund
  *Putnam Voyager Fund                             2,556,562 shares                    $56,039,832

Equity Fund
  *Putnam Fund for Growth
     and Income                                    2,470,546 shares                     50,621,489

Government Obligation Fund
  *Putnam U.S. Government
     Income Trust                                    409,089 shares                      5,367,247

Money Market Fund
  *Putnam Money Market Fund                       10,932,803 shares                     10,932,803

Income Fund
  *Putnam Income Fund                                 62,197 shares                        430,403

Growth Fund
  *Putnam OTC and Emerging Growth Fund                63,652 shares                      1,097,996

International Growth Fund
  *Putnam International Growth Fund                   15,796 shares                        303,765

Global Growth Fund
  *Putnam Global Growth Fund                         644,956 shares                      8,029,698

Asset Allocation - Growth Portfolio
  *Putnam Asset Allocation - Growth
   Portfolio                                         318,476 shares                      4,340,825

Asset Allocation - Balanced Portfolio
  *Putnam Asset Allocation - Balanced
   Portfolio                                         287,753 shares                      3,455,910

Asset Allocation - Conservative
 Portfolio
  *Putnam Asset Allocation -
   Conservative Portfolio                            168,639 shares                      1,750,472
                                                                                      ------------
Total Mutual Fund Investments                                                         $142,370,440
                                                                                      ============

Stock Fund
  *Energy East Corporation common stock              877,865 shares                    $49,599,387
                                                                                       ===========

Participant Loans - interest
  rates from 6.5% to 10.5%                                                              $3,545,557
                                                                                       ===========
*   Denotes a party-in-interest.
**  Information pertaining to the historical cost was not available from the trustee.

                   New York State Electric & Gas Corporation
              Tax Deferred Savings Plan for Salaried Employees

               Line 27d - Schedule of Reportable Transactions

                        Year ended December 31, 1998


                                                       Current Value
                                                        of Asset on
                                Purchase    Selling     Transaction   Net Gain
     Description of Assets       Price       Price         Date        (Loss)
-------------------------------------------------------------------------------

Category (iii) - Series of transactions in excess of 5% of plan assets


Capital Appr. Fund - Purchases
  *Putnam Voyager Fund        $16,626,873               $16,626,873

Capital Appr. Fund - Sales     $7,242,450                $7,242,450
  *Putnam Voyager Fund                     $8,830,101    $8,830,101  $1,587,651

Stock Fund - Purchases
  *Energy East Corporation
    Common Stock               $7,500,129                $7,500,129

Stock Fund - Sales
  *Energy East Corporation     $9,212,349                $9,212,349
   Common Stock                           $13,408,333   $13,408,333  $4,195,984

Equity Fund - Purchases
  *Putnam Fund for Growth
   and Income                 $13,435,076               $13,435,076

Equity Fund - Sales
  *Putnam Fund for Growth      $7,745,157                $7,745,157
   and Income                              $8,668,446    $8,668,446    $923,289





There were no category (i), (ii), or (iv) reportable transactions during 1998.


* Denotes a party-in-interest.

                 Consent of Independent Accountants


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-16201) pertaining to the New York State Electric & Gas Corporation Tax Deferred Savings Plan for Salaried Employees of our report dated February 12, 1999, with respect to the financial statements and schedules of the New York State Electric & Gas Corporation Tax Deferred Savings Plan for Salaried Employees for the year ended December 31, 1998, which report is included in this Annual Report on Form 11-K.




PricewaterhouseCoopers LLP


Syracuse, New York
March 25, 1999